UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2018
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8641 (Commission File Number)	82-0109423 (IRS Employer Identification No.)

104 S. Michigan Avenue
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2018, the Board of Directors (the “Board”) of Coeur Mining, Inc. (the “Company”), effective February 9, 2018, increased its size to ten members and appointed Eduardo Luna and Jessica McDonald to the Board to fill the vacancies created by such increase. Mr. Luna was also appointed the Environmental, Health, Safety and Social Responsibility Committee of the Board. Ms. McDonald was also appointed to the Audit Committee and the Environmental, Health, Safety and Social Responsibility Committee of the Board. Mr. Luna and Ms. McDonald will receive compensation for their service on the Board consistent with the Company’s 2018 director compensation program for non-employee directors which will be described in the Company’s proxy statement to be filed in connection with the Company’s 2018 Annual Meeting of Stockholders. The Company’s 2017 director compensation program is more fully described under “Director Compensation” in the Company’s proxy statement filed with the Securities and Exchange Commission on March 29, 2017.
The press release issued by the Company on February 5, 2018 announcing the appointments of Mr. Luna and Ms. McDonald is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release dated February 5, 2018

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	Press Release dated February 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: February 5, 2018	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Corporate Secretary